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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2005

Silver Butte Company

(Exact name of registrant as specified in its charter)

Nevada	001-05970	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Cedar Street, Sandpoint, ID	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-5154

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On February 2, 2005, the Registrant sold its sole non-cash asset, the Mirror Lake property, which consisted of approximately one acre of deeded land that encompassed the "Stidwell Adit" in Section 31, Township 56 North, Range 1 West Boise Meridian, Bonner County, Idaho.   The proceeds from the sale were $6,000 in cash which was the fair market price of the property as of the date of sale.  The property was sold to Sandpoint Kiwanis Club, Inc. - Bonner Youth Camp, a non-affiliate of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BUTTE COMPANY

Date:     February 4, 2005

        /s/ Terry McConnaughey

By:  ________________________

       Terry McConnaughey, President